SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

U.S. REALTEL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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U.S. REALTEL, INC.
Fifteen Piedmont Center
3575 Piedmont Road, Suite 100
Atlanta, Georgia 30305

May 21, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of U.S. RealTel, Inc. The meeting will be held on Wednesday, June 26, 2002 at 9:00 a.m., local time, at Fifteen Piedmont Center, 3575 Piedmont Road, Suite 100, Atlanta, Georgia.

     The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company’s affairs by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding the method of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

Sincerely,

Perry H. Ruda President

U.S. REALTEL, INC.
Fifteen Piedmont Center
3575 Piedmont Road, Suite 100
Atlanta, Georgia 30305

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2002
___________________

     The 2002 annual meeting of stockholders of U.S. RealTel, Inc. will be held at our offices located at Fifteen Piedmont Center, 3575 Piedmont Road, Suite 100, Atlanta, Georgia 30305, on Wednesday, June 26, 2002, beginning at 9:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

(1)	Election of five directors, each for a term of one year;

(2)	Ratification of the appointment of BDO Seidman, LLP as independent auditors for fiscal year 2002;

(3)	Approval of First Amendment to the U.S. RealTel, Inc. 1999 Employee Equity Incentive Plan; and

(4)	Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 29, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

     Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

     This is an important meeting and you are invited to attend the meeting in person. If you are unable to attend, we urge you to execute and return the enclosed proxy card as promptly as possible. If you execute a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Ross J. Mangano Chairman of the Board

May 21, 2002
Atlanta, Georgia

ABOUT THE MEETING
What is the purpose of the meeting?
Who is entitled to vote at the meeting?
What are the voting rights of stockholders?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each proposal?
What are the effects of “broker non-votes”?
Who will pay for the preparation of the proxy?
PROPOSAL 1—ELECTION OF DIRECTORS
Directors Standing for Election
MANAGEMENT
Executive Officers and Directors
How are directors compensated?
How often did the board meet during fiscal 2001?
What committees has the board established?
BOARD COMMITTEE MEMBERSHIP
PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITORS
What am I voting on?
Will a representative of BDO Seidman, LLP be present at the meeting?
PROPOSAL 3 — APPROVAL OF FIRST AMENDMENT TO 1999 EMPLOYEE EQUITY INCENTIVE PLAN
What is the plan?
What is the proposed amendment to the plan?
What am I voting on?
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants in Fiscal 2001
Stock Option Exercises and Values for Fiscal 2001
Employment and Termination Agreements
Employee Benefit Plans
STOCK PERFORMANCE GRAPH
STOCK OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
RELATIONSHIP WITH INDEPENDENT AUDITORS
FEES PAID TO OUR INDEPENDENT AUDITORS
OTHER MATTERS
ADDITIONAL INFORMATION
U.S. REALTEL, INC. AUDIT COMMITTEE CHARTER
FIRST AMENDMENT TO THE U.S. REALTEL, INC. 1999 EMPLOYEE EQUITY INCENTIVE PLAN

(i)

U.S. RealTel, Inc.
Fifteen Piedmont Center
3575 Piedmont Road, Suite 100
Atlanta, Georgia 30305

_______________

PROXY STATEMENT
_______________

May 21, 2002

     This proxy statement contains information related to the annual meeting of stockholders of U.S. RealTel, Inc. to be held on Wednesday, June 26, 2002, beginning at 9:00 a.m., at our offices located at Fifteen Piedmont Center, 3575 Piedmont Road, Suite 100, Atlanta, Georgia 30305, and at any postponements and adjournments thereof. We are first mailing this proxy statement, the foregoing notice of annual meeting of stockholders and the enclosed proxy card to our stockholders on or about May 21, 2002. This proxy statement relates to a solicitation of your proxy by the Company.

ABOUT THE MEETING

What is the purpose of the meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, our management will report on our performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, April 29, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

     Each stockholder will be entitled to one vote on each matter to be voted upon at the meeting for each share of our common stock held by the stockholder.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by the proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,934,475 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of our board of directors. The board’s recommendation is set forth in this proxy statement. The board recommends (1) a vote “FOR” election of the nominated slate of directors; (2) a vote “FOR” the appointment of BDO Seidman, LLP as independent auditors for fiscal 2002; and (3) a vote “FOR” approval of the First Amendment to 1999 Employee Equity Incentive Plan.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Stockholders are not entitled to cumulative votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the outcome of the vote, although it will be counted for purposes of determining whether there is a quorum.

     For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Accordingly, such “broker non-votes” will not be included in vote totals and will have no effect on the outcome of any votes. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will pay for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at Fifteen Piedmont Center, 3575 Piedmont Road, Suite 100, Atlanta, Georgia 30305, and our telephone number is (404) 442-0120. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors Standing for Election

     Our bylaws provide that our board of directors shall consist of not less than five nor more than ten members, with the exact number fixed from time to time by resolution of the board of directors. Our board of directors by resolution has set the number of directors at five, and the board currently has five members, each of whose current term of office expires at the 2002 annual meeting.

     Five directors are to be elected at the 2002 Annual Meeting. The board of directors has nominated the following individuals, all of whom are currently serving as directors, to stand for re-election, and proxies representing our common stock will be voted for them absent contrary instructions.

Jordan E. Glazov
Mark J. Grant
Ross J. Mangano
Perry H. Ruda
Gerard H. Sweeney

If a nominee becomes unavailable to serve as a director, the board may designate a substitute nominee.

     For additional information regarding the above nominees, including a description of their business experience, please see “Management—Executive Officers and Directors” below.

     The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship to be elected is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominee and for such other person as may be designated by the board of directors, unless directed by a proxy to do otherwise.

     The board of directors recommends a vote “FOR” this slate of nominees.

MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors, and their ages are as follows:

Name	Age	Position

Perry H. Ruda	59	President and Director
Gregory P. McGraw	47	Executive Vice President
Charles B. McNamee	54	Executive Vice President
Gary I. Levenstein	50	Secretary
Edgardo Vargas	34	Treasurer
Jordan E. Glazov	59	Director
Mark J. Grant	51	Director
Ross J. Mangano	56	Chairman of the Board
Gerard H. Sweeney	45	Director

     Perry H. Ruda co-founded AGILE, LLC, our predecessor, in January 1997. He has served as a director since November 1997 and as our president, and as a director of our wholly-owned subsidiary Cypress Communications, Inc., since February 2002. Mr. Ruda served as our chairman of the board and chief executive officer from November 1997 to February 2002. From January 1997 to November 1997, Mr. Ruda co-managed AGILE, LLC. From 1980 to 1996, he served as president of Perry Ruda & Company, where he was responsible for negotiating corporate facilities leases for Fortune 500 corporations and providing real estate acquisition services for high profile properties and tenants. From 1995 to 1996, Mr. Ruda served as chief financial officer of Cellular Realty Advisors. Mr. Ruda also has more than 25 years of experience in commercial real estate.

     Gregory P. McGraw has served as our executive vice president since April 2002 and as president and chief operating officer of Cypress since February 2002. Between January 2001 and February 2002, Mr. McGraw was president and chief operating officer of Resurgence Communications, LLC. Prior to that, he was executive vice president, corporate development officer for Convergent Communications, Inc. from August 1998 to January 2001. From July 1996 to August 1998, Mr. McGraw was a regulatory consultant, vice president of marketing and served as interim chief financial officer for Tie Communications, Inc.

     Charles B. McNamee has served as our executive vice president since April 2002 and as chief executive officer of Cypress since February 2002. Between March 2001 and February 2002, Mr. McNamee was chief executive officer of Resurgence Communications, LLC. Prior to that, he was vice president-network operations for LGC Wireless from November 2000 to May 2001 and president-tenant services for U.S. RealTel, Inc. from June 1998 to November 2000. Mr. McNamee served as a director and chief executive officer of Tie Communications from December 1995 to March 1998.

     Gary I. Levenstein has served as our corporate secretary since February 2002. Since April 1996, Mr. Levenstein has been a partner of the Chicago, Illinois, law firm of Ungaretti & Harris, where he serves as chairman of the Corporate, Securities and Finance Department. Mr. Levenstein has over 25 years of experience as a practicing attorney.

     Edgardo Vargas has served as our treasurer since February 2002 and our corporate controller since February 2001. He has also been the vice president and controller of Cypress since February 2002. From April 2000 to January 2001, Mr. Vargas served as finance director and corporate controller for FirstMark Communications, Inc. From May 1997 to March 2000, Mr. Vargas served as resource director and corporate controller for Panam Wireless, Inc. From February 1993 to April 1997, Mr. Vargas was employed by PricewaterhouseCoopers, where at the time of his departure he was a manager.

     Jordan E. Glazov co-founded AGILE, LLC, our predecessor, in January 1997. He has served as a director since November 1997 and as a director of Cypress since February 2002. He previously served as our president from November 1997 until December 2000. From January 1997 to November 1997, Mr. Glazov co-managed AGILE, LLC. From August 1990 to January 1997, he was the sole principal of Jordan E. Glazov Real Estate Financial Services, which acted as an acquisition and asset management consultant to institutional investors. From January 1989 to August 1990, he served as a vice president and manager of the Financial Services Group of Cushman & Wakefield of Illinois.

     Mark J. Grant has served as a director since October 1998 and a director of Cypress since February 2002. He previously served as our President from January 2001 to March 2002. Mr. Grant has served as a director and president of capital markets of Access Financial Group, Inc. since October 1995. From September 1988 to January 1994, he served as a director and executive vice president of Capital Markets of Rodman & Renshaw, an investment banking firm. Prior to this position, Mr. Grant held various positions at Stern Brothers & Co., an investment banking firm, including head of the fixed income department, the syndicate department and a director.

     Ross J. Mangano has served as a director since October 1998 and became chairman of the board, as well as a director of Cypress, in February 2002. Mr. Mangano has served as the chairman of the board of directors of Cerprobe, a public company, since February 1992 and as a director of Cerprobe since February 1998. Mr. Mangano has served as the president of Oliver Estate, Inc., an investment management company located in South Bend, Indiana, since 1996. Prior to that time, Mr. Mangano served in various management positions with Oliver Estate, Inc. since 1971. Mr. Mangano also is an investment analyst for Oliver Estate, Inc. Mr. Mangano has served on the board of directors of BioSante Pharmaceuticals, Inc. a public company located in Lincolnshire, Illinois, since July 1999 and Orchard Software Company, a privately held company which develops software for the medical industry located in Carmel, Indiana, since August 1998.

     Gerard H. Sweeney has served as a director since January 2000 and as a director of Cypress since February 2002. Mr. Sweeney also serves as president, chief executive officer and trustee of Brandywine Realty Trust. Mr. Sweeney has served as chief executive officer of Brandywine since August 1994, as president since November 1988 and as a trustee since February 1994. Brandywine Realty Trust is a public real estate investment trust located in Newtown Square, Pennsylvania. Prior to August 1988, Mr. Sweeney served as vice president of LCOR, Incorporated, a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994, during which time he served in several capacities, including financial vice president and general partner.

How are directors compensated?

     In consideration of Messrs. Mangano and Grant joining the board in October 1998, they each received warrants to purchase 25,000 shares of our common stock at an exercise price of $4.00 per share. These warrants, if not sooner exercised, expire on October 2, 2003. In consideration of Mr. Sweeney joining the board in January 2000, he received warrants to purchase 25,000 shares of our common stock at an exercise price of $8.00 per share. These warrants, if not sooner exercised, expire on February 14, 2005. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the board. From time to time, we may also grant our non-employee directors options after reviewing the level of compensation paid to non-employee directors to other similarly situated companies.

How often did the board meet during fiscal 2001?

     The board of directors met 7 times during fiscal 2001. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

     The board of directors has an audit committee, a compensation committee and a nominating committee. The current members of the committees of the board of directors are set forth below.

BOARD COMMITTEE MEMBERSHIP

	Compensation		Nominating
Name	Committee	Audit Committee	Committee

Perry H. Ruda
Mark J. Grant		*	*
Jordan E. Glazov		*
Ross J. Mangano	**		**
Gerard H. Sweeney	*	**	*

*	Member
**	Chair

     Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding all forms of compensation provided to our executive officers and directors and those of our subsidiaries, including stock compensation and loans. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our 1999 Employee Equity Incentive Plan. The compensation committee did not meet during fiscal 2001.

     Audit Committee. The functions of the audit committee are described below under the heading Report of the Audit Committee. Management believes that each of Messrs. Grant, Glazov and Sweeney is “independent” within the meaning of the rules of the National Association of Securities Dealers. During fiscal 2001, the audit committee met 1 time.

     Nominating Committee. The board appointed a nominating committee on March 20, 2002. The nominating committee reviews and makes recommendations to the board regarding nominees for election as directors for the ensuing year at the next annual meeting and from time to time during the year to fill vacancies occurring between annual meetings. The nominating committee has no established procedure for considering nominees recommended by our security holders.

PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITORS

What am I voting on?

     Based upon the recommendation of the audit committee, the board of directors has appointed BDO Seidman, LLP as independent auditors for fiscal year 2002. Although the company’s governing documents do not require submission of the selection of independent auditors to the stockholders for approval, the board of directors considers it desirable that its appointment of BDO Seidman, LLP be ratified by the stockholders. This is an advisory vote. Therefore, even if the proposal is not ratified by the stockholders, our board of directors in its discretion may elect to retain BDO Seidman, LLP as auditors for fiscal year 2002 while considering other options for the future.

     The board of directors recommends a vote “FOR” this proposal

Will a representative of BDO Seidman, LLP be present at the meeting?

     One or more representatives of BDO Seidman, LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

PROPOSAL 3 — APPROVAL OF FIRST AMENDMENT TO
1999 EMPLOYEE EQUITY INCENTIVE PLAN

What is the plan?

     Our 1999 Employee Equity Incentive Plan was adopted by our board of directors on April 20, 1999 and approved by the stockholders on September 15, 1999. Under the plan, directors, officers, full-time employees and consultants are eligible to receive awards. The types of awards that may be made under the plan are options to purchase common stock, stock appreciation rights, restricted shares, performance units, performance shares and stock bonuses. Options granted under the plan may be designated as incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986. Unless otherwise provided in a particular grant, any award under the plan will vest in four equal installments, becoming exercisable on each of the first four anniversaries of the grant date. If shares awarded under the plan are awarded under the plan are forfeited, then those shares will again become available for new awards under the plan.

     The compensation committee of our board of directors administers the plan. The committee has complete discretion to make all decisions, subject to the express provisions of the plan, relating to the interpretation and operation of the plan, including the discretion to determine which individuals are eligible to receive any award, and to determine the type, number, vesting requirements and other features and conditions of each award.

     The exercise price of incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. The exercise price may be paid in cash or by other means, including a cashless exercise method as determined by the compensation committee.

     The plan will terminate on April 20, 2009 or at an earlier time determined by the board of directors.

What is the proposed amendment to the plan?

     Under the plan as originally adopted, we reserved 484,655 shares for issuance under the plan. Given the number of outstanding options under the plan, many or which are held by former employees, the board of directors determined that this number of shares is insufficient to provide appropriate equity incentive compensation to current employees. The board of directors, therefore, adopted an amendment to the plan on March 20, 2002, increasing the number of shares of common stock available for issuance under the plan to 3,200,000 shares, subject to automatic annual adjustment to an amount equal to 30% of our outstanding common stock on a fully-diluted basis, up to a maximum of 5,000,000 shares.

What am I voting on?

     The board of directors generally may amend the plan without stockholder approval. However, stockholders must approve any amendment to the extent necessary to preserve the intended tax treatment of awards under the plan. Specifically, stockholders must approve an amendment to the plan to increase the number of shares subject to incentive stock option awards.

     If the stockholders approve the amendment, we may use any of the shares reserved for issuance under the plan for incentive stock option awards. If stockholders do not approve the amendment, we may use only those shares originally reserved for issuance under the plan for incentive stock option awards. However, the number of shares available for awards other than incentive stock option awards will be the increased number approved by the board in March 22, 2002 amendment to the plan. Because the number of shares previously authorized under the plan was more than sufficient to cover incentive stock options outstanding under the plan, the amendment will not have any effect on outstanding options held by any executive officer, director or other employees of the company.

     The board of directors recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE

     Our board of directors, in its business judgment, has determined that each member of the audit committee is “independent” within the meaning of the rules of the National Association of Securities Dealers. The audit committee operates pursuant to an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. Our management is responsible for its internal accounting controls and the financial reporting process. Our independent accountants, BDO Seidman, LLP, are responsible for performing an audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the audit committee has reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2001 with management and the independent accountants. In addition, the audit committee has discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect, and with management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee has also received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining independence between U.S. RealTel and the independent accountants.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the matter of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact “independent.”

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the Audit Committee Charter, the audit committee recommended to the board of directors that the audited consolidated financial statements of U.S. RealTel be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The audit committee has also recommended the reappointment of the independent auditors and the board of directors concurred in that recommendation.

     Submitted by the audit committee of the board of directors.

Gerard H. Sweeney (Chairman)
Jordan E. Glazov
Mark J. Grant

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in those capacities as of December 31, 2001, collectively referred to below as the “named executive officers,” for the fiscal years ended December 31, 1999, 2000 and 2001:

Summary Compensation Table

						Long Term
						Compensation
	Annual Compensation					Awards

				Other		Securities
				Annual		Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation		Options(#)

Perry Ruda	2001	$200,000	$—	$54,000	(2)	—
Chairman of the Board and	2000	$200,000	$50,000	$18,000	(1)	—
Chief Executive Officer	1999	$190,481	$25,000	$18,000	(1)	40,000 (5)

Jordan E. Glazov (3)	2001	$200,000	$—	$18,000	(1)	—
Consultant	2000	$200,000	$50,000	$18,000	(1)	—
	1999	$190,300	$25,000	$18,000	(1)	40,000 (5)

Mark J. Grant	2001	$175,000	$—	$18,000	(1)	—
President	2000	$—	$—	$—		—
	1999	$—	$—	$—		—

Ilene Dobrow Davidson (4)	2001	$174,000	$—	$—		—
Executive Vice President and General	2000	$174,000	$36,000	$8,400	(1)	—
Counsel	1999	$150,000	$—	$8,400	(1)	74,444 (5)

Dan Knafo (6)	2001	$150,000	$—	$—		30,000 (5)
COO	2000	$100,000	$—	$—		—
	1999	$—	$—	$—		—

(1)	Automobile allowance.

(2)	Automobile and housing allowance.

(3)	Mr. Glazov served as our President from November 1997 through December 2000.

(4)	Ms. Davidson served as our Executive Vice President and General Counsel from January 1998 through December 2000. Ms. Davidson received one-year severance compensation during 2001.

(5)	Stock options issued pursuant to 1999 Employee Equity Incentive Plan.

(6)	Mr. Knafo joined the company in April 2000.

Stock Option Grants in Fiscal 2001

     Dan Knafo received a stock option grant of 30,000 shares on May 25, 2001, at a strike price of $1.60. No other stock options or stock appreciation rights were granted to any of the named executive officers during the fiscal year ended December 31, 2001.

Stock Option Exercises and Values for Fiscal 2001

     No stock options or stock appreciation rights were exercised by any of the named executive officers during the fiscal year ended December 31, 2001.

Employment and Termination Agreements

     Perry H. Ruda, our former chief executive officer and chairman, was previously employed under an employment agreement providing for an annual salary of $200,000. The employment agreement had a scheduled expiration date of April 1, 2002, and provided for a cash severance payment to Mr. Ruda of $440,000 if we elected not to renew the agreement. In March 2002, we entered into a new employment agreement with Mr. Ruda under which Mr. Ruda will serve a two year term as our president and will receive an an annual base salary of $55,000. Concurrently with the new employment agreement, we entered into a settlement agreement with Mr. Ruda under which, in lieu of the $440,000 cash settlement payment required under his old employment agreement, we agreed to pay him $300,000 in cash and $140,000 in equal monthly installments over a 24-month period.

     Mark J. Grant, our former president, was previously employed under an employment agreement providing for an annual salary of $175,000. Under his employment agreement, which we could terminate at will, we were obligated upon his termination to pay him in lump sum the discounted present value of six months and an automobile allowance for the remainder of the contract term. In March 2002, we entered into a severance agreement with Mr. Grant under which we agreed to pay him the sum of $111,584.57, representing the discounted present value of seven months salary, automobile allowance and certain other benefits.

Employee Benefit Plans

     A description of our 1999 Employee Equity Incentive Plan appears above under the caption “Proposal 3—Approval of First Amendment to 1999 Employee Equity Incentive Plan.”

STOCK PERFORMANCE GRAPH

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
AMONG U.S. REALTEL, INC.,
THE RUSSELL 2000 INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 INVESTED ON 5/9/00 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

	Cumulative Total Return

	5/9/00	12/00	12/01

U.S. REALTEL, INC	100.00	16.67	8.75
RUSSELL 2000	100.00	99.35	101.82
NASDAQ STOCK MARKET (U.S.)	100.00	68.68	54.49
NASDAQ TELECOMMUNICATIONS	100.00	52.21	34.93

STOCK OWNERSHIP

     The table below sets forth information regarding the beneficial ownership of our common stock as of April 1, 2002, by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our directors;

•	each of our executive officers; and

•	all directors and executive officers as a group.

     Unless otherwise indicated, the address of each of the individuals listed in the table is c/o U.S. RealTel, Inc., Fifteen Piedmont Center, Suite 100, Atlanta, Georgia 30305. Except as otherwise indicated, and subject to community property and receivership laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

     Percentage ownership in the following table is based on 5,934,475 shares of common stock outstanding as of April 1, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Shares of our common stock subject to options or warrants that are presently exercisable or exercisable within 60 days of April 1, 2002 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Number of Shares	Percent of Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding

Directors, Named Executive Officers and 5% Stockholders
Ross J. Mangano (1)	2,864,636	48.3
Gerard H. Sweeney (2)	1,177,692	19.8
Brandywine Operating Partnership, L.P. (3)	1,132,692	19.1
Jordan E. Glazov (4)	765,898	12.9
Jo & Co (5)	1,508,108	25.4
Troon & Co. (6)	551,615	9.3
Perry H. Ruda (7)	718,893	12.1
Doerge-U.S. RealTel, L.L.C. (8)	464,125	7.8
Mark J. Grant (9)	199,798	3.4
Charles B. McNamee (10)	67,500	1.1
Gregory P. McGraw	—	—
Edgardo Vargas	—	—
Gary I. Levenstein	—	—
All directors and executive officers as a group (9 persons) (11)	5,794,417	97.6%

(1)	Includes 133,621 shares of our common stock subject to warrants exercisable within 60 days of April 1, 2002. Includes 250,000 shares held by trusts of which Mr. Mangano serves as trustee, as follows: Joseph D.

Oliver Trust-GO Cunningham Fund (62,500), Joseph D. Oliver Trust-James Oliver II Fund (62,500), Joseph D. Oliver Trust-Joseph D. Oliver, Jr. Fund (62,500), Joseph D. Oliver Trust-Susan C. Oliver Fund (62,500). Also includes the following: warrants to purchase 259,816 shares held by such trusts; 949,401 shares and warrants to purchase 558,707 shares held by Jo & Co., a corporation for which Mr. Mangano serves as President; 47,500 shares and warrants to purchase 38,973 shares held by James Hart over which Mr. Mangano has voting and/or dispositive control. Also includes warrants to purchase 551,615 shares held by Troon & Co.

(2)	Includes 25,000 shares subject to warrants exercisable within 60 days of April 1, 2002. Includes 384,615 shares held by Brandywine Operating Partnership, L.P. and 748,077 shares subject to warrants exercisable within 60 days of April 1, 2002 held by Brandywine Operating Partnership, L.P., of which Mr. Sweeney disclaims any beneficial ownership. Mr. Sweeney is the President and Chief Executive Officer of Brandywine Realty Trust, the general partner of Brandywine Operating Partnership, L.P.

(3)	The address of Brandywine Operating Partnership, L.P. is 14 Campus Blvd., Newton Square, Pennsylvania 19073. Includes 748,077 shares subject to warrants exercisable within 60 days of April 1, 2002.

(4)	Includes 113,938 shares subject to options or warrants exercisable within 60 days of April 1, 2002. The remaining 651,960 shares are held in joint tenancy with Mr. Glazov’s wife. Does not include 3,568 shares held by one of Mr. Glazov’s sons, 3,568 shares held by another of Mr. Glazov’s sons and 2,318 shares held by Mr. Glazov’s daughter.

(5)	The address of Jo & Co. is 112 W. Jefferson Blvd., Suite 613, South Bend, Indiana 46601. Includes 558,707 shares subject to warrants exercisable within 60 days of April 1, 2002.

(6)	The address of Troon & Co. is 112 W. Jefferson Blvd., Suite 613, South Bend, Indiana 46601. Includes 551,615 shares subject to warrants exercisable within 60 days of April 1, 2002.

(7)	Includes 113,938 shares subject to options and warrants exercisable within 60 days of April 1, 2002.

(8)	The address of Doerge-U.S. RealTel, L.L.C. is 30 S. Wacker Drive, Suite 2112, Chicago, Illinois 60606.

(9)	Includes 56,431 shares subject to warrants exercisable within 60 days of April 1, 2002. Includes 7,500 shares held by Access Financial Group, Inc. and 62,333 shares subject to warrants exercisable within 60 days of April 1, 2002 held by Access Financial Group, Inc. Mr. Grant serves as a director and president-capital markets of Access Financial Group, Inc.

(10)	Includes 67,500 shares subject to options exercisable within 60 days of April 1, 2002.

(11)	See footnotes (1) through (10) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1998, we issued 13,750 shares of our common stock and paid $152,000 to Access Financial Group, Inc. for services rendered in connection with a private placement of securities. For services rendered in connection with the sale of common stock and warrants in October 1998 and the conversion of convertible debentures in October and December 1998, we issued to Access Financial Group, Inc. warrants to purchase 9,625 shares of our common stock at $4 per share and warrants to purchase 39,477 shares of our common stock at $5.25 per share. For services rendered in connection with the exercise of stock options by former holders of our Series A and Series B convertible debentures in February, March and April 1999, we issued to Access Financial Group, Inc. warrants to purchase 4,348 shares of our common stock at $5.25 per share. In addition, we have paid Access Financial Group $41,062 for services rendered since January 1999. Mark J. Grant, our President and one of our directors, is a director and president-capital markets of Access Financial Group, Inc. We still maintain a sublease for our former principal executive offices in Fort Lauderdale, Florida from Access Financial Group for approximately $66,000 per year. That sublease expires in August of 2002. In addition, Access Financial Group is a market maker for our common stock.

     On September 24, 1999, we executed a $1,500,000 convertible promissory note with a partnership and certain trusts of which Ross J. Mangano, one of our directors, is a partner or trustee. The note bore interest at a rate of 7% annually. The principal amount of the note was due and payable on January 2, 2001 unless the holder elected to exercise the right to convert the convertible note into our common stock at $6.50 per share or into stock of our Argentinean subsidiary. On January 2, 2001, the holder converted the note into stock of our Argentine subsidiary.

     On December 28, 1999, as part of our second private placement in 1999, we issued to Brandywine Operating Partnership, L.P., of whose general partner, Brandywine Realty Trust, Gerard H. Sweeney is president and chief executive officer, a $3,000,000 convertible debenture, which could be drawn upon until December 28, 2000. The conversion price of this debenture was $7.50 per share of common stock. This debenture carried interest at 12% and was due at the earlier of July 1, 2001 or the completion of a public offering of our common stock yielding proceeds to us of at least $10,000,000. The debenture holder also had the option to convert the interest due to shares of our common stock, rather than cash, at $6.50 per share. We repaid all outstanding principal and interest thereunder and canceled the convertible debenture in December 2000 with a portion of the proceeds of the sale of our North American operations. As part of the issuance of the convertible debenture in December 1999, we sold to Brandywine Operating Partnership, L.P. 384,615 shares of common stock at $6.50 per share, for a total aggregate purchase price of $2,500,000. In connection therewith, we issued to Brandywine Operating Partnership, L.P. warrants to purchase 600,000 shares of common stock at an exercise price of $8.00 per share.

     In August 2000, we received an interim bridge financing commitment by issuing to Perry H. Ruda, Jordan E. Glazov, Ross J. Mangano, Gerard H. Sweeney and Victor Chigas, the president of Access Financial Group, promissory notes in the aggregate principal amount of $1,750,000 and warrants to purchase up to 638,462 shares of our common stock at an exercise price of $3.25 per share. The promissory notes carried interest at 12% per annum and were due on December 14, 2000. The warrants are exercisable through August 15, 2005. At the time of the commitment, we drew down $1,355,000 against the commitment and issued 466,921 warrants. We repaid these promissory notes in December 2000 with a portion of the proceeds of the sale of our North American operations.

     In June 2000, a $35,000 non-interest bearing short-term advance was made by a stockholder to the Company, such amount was repaid in May 2001.

     On January 2002, we received a financing commitment for up to $17.5 million from certain trusts of which Ross J. Mangano, one of our directors, is a partner or trustee, for the acquisition of Cypress Communications, Inc. Upon the completion of the purchase, the Company issued a promissory note in the aggregate principal amount of approximately $16.4 million and warrants to purchase up to 850,000 shares of our common stock at an exercise price of $1 per share. The promissory note had a closing fee of $875,000 and carried interest at 7% per annum. The warrants are exercisable through February 2007. We repaid this promissory note, including interest and closing fee, in February 2002.

     Consulting fees to Mark J. Grant, one of our directors, amounted to $143,000 in 2000 and $81,500 in 1999; no such amounts were paid during the year ended December 31, 2001.

     We believe that all transactions between us and the related parties are on terms no less favorable to us than those terms we could have obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of filings furnished to us and/or written or oral representations that no other reports were required, we believe that all of our directors, executive officers and 10% stockholders complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of BDO Seidman, LLP, served as our independent auditors for the fiscal year ended December 31, 2001. Our board of directors has selected BDO Seidman, LLP as our independent auditors for 2002. One or more representatives of BDO Seidman are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

FEES PAID TO OUR INDEPENDENT AUDITORS

     The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2001.

Audit Fees

     The aggregate fees billed by BDO Seidman for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year were approximately $110,000.

Financial Information Systems Design and Implementation Fees

     BDO Seidman billed no fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by BDO Seidman for services rendered to us, other than the services described above under “Audit Fees,” for the fiscal year ended December 31, 2001 were approximately $30,000.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the proposals referred to above. If any other matter is properly brought before the meeting for an action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

     Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of meeting, which includes stockholder proposals that we are required to include in our proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to us containing information specified in the bylaws not less than 120 or more than 150 days prior to the first anniversary of the date of notice of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders or election by consent was held in the previous year, notice by the stockholder to be timely must be received by us not later than the 10th day following the day on which the meeting date was publicly disclosed. These requirements are separate from and in addition to the SEC’s requirements in Rule 14a-8 that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

     Stockholder Proposals for the 2003 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us no later than January 21, 2003.

By Order of the Board of Directors,

Ross J. Mangano Chairman of the Board

May 21, 2002

APPENDIX A

U.S. REALTEL, INC.
AUDIT COMMITTEE CHARTER

     1.     Composition. The Audit Committee shall consist of not less than three nor more than five independent directors, one of whom shall be designated by the Board as the Chairman. No director who is an affiliate of the Company or an officer or employee of the Company shall be qualified for audit committee membership.

     2.     Meetings. The Audit Committee shall hold at least two meetings each fiscal year and meetings may be called by the Chairman, any member of the Committee or upon the request of any member of the Board of Directors. Audit Committee meetings may be held in person at such times and locations as may be designated by the member calling the meeting or by conference telephone call. A majority of the members of the Committee, but not less than two, shall constitute a quorum for the conduct of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee.

     3.     Record of Proceedings. The Chairman shall designate a member to keep written minutes of each meeting of the Committee. Such minutes shall be submitted to and retained by the Secretary of the Company and shall be submitted to the Board at the next Board meeting.

     4.     Audit Responsibilities. The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to review the Company’s accounting and financial reporting practices and shall provide a channel of communication between the Board of Directors and the Company’s independent auditors. To accomplish the above purposes, the Audit Committee shall:

(a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the Audit Committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit as they deem necessary for the formation of an opinion on financial statements.

(b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination.

(c) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention to those areas on which either the Audit Committee or the auditors believe emphasis is necessary or desirable.

(d) Determine through discussions with the auditors and otherwise that no restrictions were placed by management on the scope of the examination or its implementation.

(e) Inquire into the effectiveness of the Company’s accounting and internal control functions through discussions with the auditors and appropriate officers of the Company and exercise supervision of the Company’s policies which prohibit improper or illegal payments.

(f) Review with the auditors and management any registration statement which shall be filed by the Company in connection with the public offering of securities and such other public financial reports as the Audit Committee or the Board of Directors shall deem desirable.

(g) Review audit and non-audit fees of the Company’s independent accountants.

A-1

(h) Recommend to the Board of Directors any changes in the appointment of independent auditors which the Audit Committee may deem to be in the best interests of the Company and its stockholders.

     5.     Other Responsibilities. The Audit Committee shall:

(a) Have such other powers and perform such other duties as the Board shall, from time to time, grant and assign to it.

(b) Report to the Board of Directors on the results of the Audit Committee’s activities.

A-2

APPENDIX B

FIRST AMENDMENT TO THE
U.S. REALTEL, INC.
1999 EMPLOYEE EQUITY INCENTIVE PLAN

     U.S. RealTel, Inc. (the “Company”) hereby promulgates the following First Amendment to the U.S. RealTel, Inc. 1999 Employee Equity Incentive Plan (the “Plan”) as previously adopted by the Company on April 20, 1999.

     Effective as of March 20, 2002, the Plan shall be amended as follows:

     (1)  Section 3(a) shall be amended by substituting the number 3,200,000 for the number 484,655 in each place said number appears in Section 3(a), in order that Section 3(a) of the Plan provide as follows:

(a) 3,200,000 shares of Stock are hereby made available and are reserved for delivery on account of the exercise of Awards (including stock appreciation rights) and payment of benefits in connection with Awards under the Plan. Stock appreciation rights may be granted under the Plan with respect to 3,200,000 shares of Stock. Performance Units may be granted under the Plan based on 3,200,000 shares of Stock. No more than 3,200,000 shares shall be cumulatively available for the grant of Bonus Shares and Restricted Stock under the Plan. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

     (2)  A Section 3(c) shall be added to the Plan as follows:

(c) The number of shares of Stock available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards, as specified in Section 3(a) (including with respect to stock appreciation rights, Performance Units, Bonus Shares and Restricted Stock) shall automatically be increased on the first day of each calendar year, commencing on January 1, 2003, to that number of shares equal to (i) thirty percent (30%) of the Diluted Shares Outstanding as of the particular January 1st less (ii) the number of shares specified in Section 3(a); provided that such annual automatic increases shall not cumulatively exceed 1,800,000 shares of Stock, so that the maximum number of shares of Stock which may become available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards shall be 5,000,000. For purposes of this Section 3(c), “Diluted Shares Outstanding” shall mean, as of any January 1st, the sum of (i) the number of outstanding shares of common stock of the Company on such date, (ii) the number of shares of common stock issuable on such date assuming the conversion of all outstanding preferred stock and convertible debt securities of the Company, (iii) the exercise of all outstanding stock purchase warrants and (iv) the additional number of dilutive common stock equivalent shares outstanding as the result of options or other Awards outstanding on such date.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by the undersigned officer of the Company, as duly authorized by its Board of Directors, as of the 20th day of March, 2002.

U.S. REALTEL, INC.

By: /s/ Ross J. Mangano Chairman

ATTEST:

/s/ Gary I. Levenstein
Secretary

B-1

U.S. REALTEL, INC.

PROXY	15 Piedmont Center, Suite 100 Atlanta, Georgia 30305	PROXY

This Proxy is solicited on behalf of the Board of Directors

     The undersigned holder of our common stock hereby appoints Ross J. Mangano, Gregory P. McGraw, Charles B. McNamee and Perry H. Ruda, and/ or any of them, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company’s Common Stock held in the undersigned’s name, subject to the voting direction of the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company, 15 Piedmont Center, Suite 100, Atlanta, Georgia, on Wednesday, June 26, 2002, or any adjournment thereof and, in the Proxies’ discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY
RETURN IT IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

U.S. REALTEL, INC.

[	]

1.	Election of Directors							FOR	AGAINST	ABSTAIN
	Nominees:	Perry H. Ruda	Gerard H. Sweeney	FOR	WITHHELD	2.	Appointment of	☐	☐	☐
		Mark J. Grant	Ross J. Mangano	☐	☐		BDO Seidman, LLP as Auditors
		Jordan E. Glazov

								FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominees, strike a line						3.	Approval of the	☐	☐	☐
through that nominee’s name.)							First Amendment to the 1999 Employee Equity Incentive Plan

						THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE 1999 EMPLOYEE EQUITY INCENTIVE PLAN

SIGNATURE(S)
DATED
						NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN
THE ENVELOPE PROVIDED, NO POSTAGE IS NECESSARY IF YOU MAIL THE ENVELOPE
FROM WITHIN THE UNITED STATES.